UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2012

                   SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01.    Other Events.

On September 4, 2012, Silgan Holdings Inc., or Silgan, issued a press release announcing that it had completed its previously announced acquisition of Rexam PLC’s plastic thermoformed food business.  The transaction was structured as a purchase of all of the outstanding stock of Rexam High Barrier Food Containers Inc., an indirect wholly owned subsidiary of Rexam PLC.  The newly acquired operations will be reported as part of Silgan’s plastic containers segment and will operate under the name Silgan Plastic Food Containers.  The newly acquired operations manufacture and sell plastic thermoformed packaging solutions such as barrier and non-barrier bowls and trays for shelf-stable food products, with anticipated sales of approximately $100 million in 2012.

The purchase price for the newly acquired operations (including preliminary post-closing adjustments) was $248.1 million.  The purchase price was funded from cash on hand.  The purchase price is subject to post-closing adjustment for the net working capital of the newly acquired operations based on a target working capital.

A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.                                                                          Description

99.1	Press Release dated September 4, 2012 announcing that Silgan completed its acquisition of Rexam PLC’s plastic thermoformed food business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel
and Secretary

Date:  September 6, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated September 4, 2012 announcing that Silgan completed its acquisition of Rexam PLC’s plastic thermoformed food business.

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